Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135452) of Northeast Bancorp of our report dated June 20, 2006 relating to the statement of net assets available for benefits of the Northeast Bancorp 401(k) Savings and Retirement Plan as of December 31, 2005, which appears in this Form 11-K.

Portland, Maine	/s/ Baker Newman & Noyes Baker Newman & Noyes
June 28, 2007	Limited Liability Company